                                     As filed pursuant to Rule 424(b)(3) and (c)
                                                      Registration No. 333-78959

PROSPECTUS SUPPLEMENT DATED AUGUST 17, 2000
TO PROSPECTUS DATED AUGUST 18, 1999, AS SUPPLEMENTED OCTOBER 20, 1999, NOVEMBER 1, 1999, NOVEMBER 18, 1999, DECEMBER 6, 1999,
JANUARY 10, 2000, FEBRUARY 11, 2000, MAY 8, 2000 AND JULY 31, 2000

                                DOUBLECLICK INC.

           $250,000,000 4.75% Convertible Subordinated Notes due 2006
                  (Interest Payable March 15 and September 15)
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                        6,060,606 Shares of Common Stock

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         The information contained in the table appearing under the heading "Selling Securityholders" on pages 40 - 42 of the Prospectus is hereby amended to add the following information:


                                                              Principal                  Shares of
                                                              Amount of    Percentage   Common Stock
                                                             Notes that     of Notes    that May be
Name of Selling Securityholder                               May be Sold   Outstanding    Sold (1)
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Pacific Life Insurance Company............................      $500,000        *             12,121




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* less than one percent

(1) Assumes a conversion price of $41.25 per share (adjusted to reflect the 2-for-1 split of common stock effected on January 10, 2000) and a cash payment in lieu of any fractional interest.